UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K/A
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 8, 2011
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA  02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Novelos Therapeutics, Inc hereby amends Item 5.02 of its Current Report on Form 8-K, event date April 8, 2011, in order to update certain information regarding the composition of the committees of its board of directors.

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 8, 2011, Michael J. Doyle, Sim Fass and David B. McWilliams resigned from our board of directors and their respective committee appointments.

Effective April 8, 2011, as a condition to the completion of the Merger, Jamey P. Weichert, Thomas Rockwell Mackie, John Neis, John E. Niederhuber and Michael F. Tweedle were appointed to our board of directors.  Committee assignments have not yet been determined.  Jamey P. Weichert, Thomas Rockwell Mackie and John Neis, previously served on the board of directors of Cellectar.

On April 25, 2011, our board of directors appointed the following individuals to serve on the following committees of the board of directors.

Howard M. Schneider, John Neis and John E. Neiderhuber were appointed to the audit committee of the board of directors.  Howard M. Schneider was appointed as the chairman of that committee.

Thomas Rockwell Mackie, James S. Manuso, John Neis and Michael F. Tweedle were appointed to the compensation committee of the board of directors. Thomas Rockwell Mackie was appointed as the chairman of that committee.

Stephen A. Hill, John E. Neiderhuber and James S. Manuso were appointed to the nominating and corporate governance committee of the board of directors.  Stephen A. Hill was appointed as the chairman of that committee.

Biographical information regarding the new directors follows.

Jamey P. Weichert.  Dr. Weichert, 55, the primary founder of Cellectar and Cellectar’s Chairman and Chief Scientific Officer since 2002, has also been appointed as the Chief Scientific Officer of Novelos.  Dr. Weichert is an Associate Professor of the Departments of Radiology, Medical Physics, Pharmaceutics and member of the Comprehensive Cancer Center at the University of Wisconsin, Madison.  He has a bachelors degree in chemistry from the University of Minnesota and a doctorate in medicinal chemistry from the University of Michigan.  His research interests include the design, synthesis and evaluation of biomimetic CT and MRI imaging agents and diapeutic radiopharmaceuticals.  He has been involved in molecularly targeted imaging agent development his entire professional career and has developed or co-developed several imaging agents nearing clinical trial status. Dr. Weichert serves or has served on the editorial boards of numerous scientific journals and has authored more than 40 peer reviewed publications and 150 abstracts.  He also has 20 issued or pending patents related to drug delivery, imaging and contrast agent development.  Dr. Weichert’s experience founding and managing the development of Cellectar’s product candidates and his knowledge of radiation technology are strong qualifications to serve on our board of directors.

Thomas Rockwell Mackie.  Dr. Mackie, 56, served as a director of Cellectar beginning in December 2006.  In 1997, he co-founded TomoTherapy Incorporated, a maker of advanced radiation therapy solutions for the treatment of cancer and other diseases and has served as Chairman of its Board of Directors since 1999. Dr. Mackie also served as President of TomoTherapy Inc. from 1997 until 1999 and as Treasurer from 1997 until 2000. Since 1987, Dr. Mackie has been a professor in the departments of Medical Physics and Human Oncology at the University of Wisconsin, where he established the TomoTherapy research program. Dr. Mackie also co-founded Geometrics Corporation (now merged with ADAC Corp.), which developed a radiotherapy treatment planning system. Dr. Mackie currently serves as a director of Shine Medical Technologies and Bioionix Inc. and served on the management committee of Wisconsin Investment Partners from 2006 to 2009. Dr. Mackie has a BSc in Physics from the University of Saskatchewan and a PhD in Physics from the University of Alberta in Edmonton. Dr. Mackie’s qualifications to serve on our board of directors include his extensive senior management experience with radiation technology companies.

John Neis.  Mr. Neis, 55, served as director of Cellectar beginning in February 2008.  Mr. Neis is a Managing Director of Venture Investors LLC and heads the firm’s Healthcare practice. He has over 23 years in the venture capital industry and serves on the Board of Directors of companies from formation through initial public offering or sale.  Mr. Neis also currently serves on the boards of directors of Virent Energy Systems, Deltanoid Pharmaceuticals, Inviragen, Inc. and Mithridon, Inc. He is a former member of the Boards of Directors of several firms including TomoTherapy, Third Wave Technologies (acquired by Hologic) and NimbleGen Systems (acquired by Roche).  Mr. Neis was appointed to the Board of the Wisconsin Technology Council and he also serves on the advisory boards for the Weinert Applied Ventures Program, the University of Wisconsin-Madison Business School and Tandem Press.  Mr. Neis has a B.S. in Finance from the University of Utah, and a M.S. in Marketing and Finance from the University of Wisconsin–Madison. He is a Chartered Financial Analyst. Mr. Neis’ extensive experience leading emerging companies make him a highly qualified member of our board of directors.

John E. Niederhuber.  Dr. Niederhuber, 72, has served as Executive Vice President and Chief Exeuctive Officer of the Institute for Translational Medicine of Inova Health System since September 2010.  Dr. Niederhuber served as Director of the National Cancer Institute (NCI) from 2005 to 2010. He has also served as NCI's Chief Operating Officer and Deputy Director for Translational and Clinical Sciences. Dr. Niederhuber served as Chair of the National Cancer Advisory Board (NCAB) from 2002-2004. In addition to his management and advisory roles, Dr. Niederhuber has remained involved in research, through his laboratory on the National Institutes of Health (NIH) campus. Under his leadership, the Tumor and Stem Cell Biology Section, which is a part of the Cell and Cancer Biology Branch of NCI's Center for Cancer Research, is studying tissue stem cells as the cell-of-origin for cancer.  Dr. Niederhuber also holds a clinical appointment on the NIH Clinical Center Medical Staff.  As a surgeon, Dr. Niederhuber's clinical emphasis is on gastrointestinal cancer, hepatobiliary (liver, bile duct, and gall bladder) cancer, and breast cancer. He is recognized for his pioneering work in hepatic artery infusion chemotherapy and was the first to demonstrate the feasibility of totally implantable vascular access devices. Dr. Niederhuber is a graduate of Bethany College in West Virginia and the Ohio State University School of Medicine. He was an NIH Academic Trainee in Surgery at the University of Michigan from 1969 to 1970 and was a Visiting Fellow in the Division of Immunology at The Karolinska Institute in Stockholm, Sweden from 1970 to 1971. He completed his training in surgery at the University of Michigan in 1973 and was a member of the faculty of the University of Michigan from 1973 to 1987, being promoted to Professor of Microbiology/Immunology and Professor of Surgery in 1980. During 1986 and 1987, he was Visiting Professor in the Department of Molecular Biology and Genetics at The Johns Hopkins University School of Medicine in Baltimore, MD.  Dr. Niederhuber’s qualifications to serve on our board of directors include his extensive experience with cancer research.

Michael F. Tweedle.   Dr. Tweedle, 59, is currently Professor and Stefanie Spielman Chair in Cancer Imaging in Radiology and the James Comprehensive Cancer Center of Ohio State University, Director of the Wright Center Molecular Imaging (MI) Agents Laboratory of Ohio State University, and has an adjunct appointment in the Chemistry Department of Ohio State University. Prior to joining Ohio State, his academic appointments included Adjunct Associate Professor at University of Pennsylvania and the Science Advisory Board of New York University. Dr. Tweedle was the President of Bracco Research USA from 1995-2009 where he was the lead scientist and chief executive for creation of new molecular imaging pharmaceuticals. His industrial experience in drug discovery research also includes appointments at Diagnostics Drug Discovery Division at Bristol-Myers Squibb , New England Nuclear, DuPont Pharmaceuticals, and The Squibb Institute for Medical research.  He has invented and led translational development of diagnostic imaging pharmaceuticals for nuclear medicine, one of the first Gd-based MRI agents (ProHanceTM), X ray, Optical and US agents, and a radiotheranostic. In 2005 he won the Harry Fisher Medal.  Dr. Tweedle holds a B.A from Knox College, B.A. 1973, a Ph.D. from Rice University and is a Stanford University NRS Fellow.  Dr. Tweedle’s qualifications to serve on our board of directors include his extensive experience with radiation and cancer research and drug discovery.

Jamey P. Weichert has been appointed the Chief Scientific Officer of Novelos.  The executive officers of Novelos as of prior to the Merger, including Harry S. Palmin as Chief Executive Officer and Joanne M. Protano as Chief Financial Officer, are continuing in their respective capacities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2011	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer